Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces Preliminary Third Quarter 2017 Delaware Basin Production and Updated Fourth Quarter 2017 Production Guidance

HOUSTON, TEXAS — October 18, 2017 — Halcón Resources Corporation (NYSE: HK) (“Halcón” or the “Company”) today announced near-term expected production data.

Halcón estimates third quarter 2017 production associated with its Delaware Basin assets averaged approximately 4,750 boe/d.  The Company expects fourth quarter 2017 production to average 7,500 to 9,500 boe/d.  This guidance range accounts for the sale of the Company’s Williston Basin non-operated assets that is expected to close on November 9, 2017 for approximately $104 million.  Production generated from the Delaware Basin assets alone is expected to average 6,500 to 7,500 boe/d for the fourth quarter.

Halcón has two wells currently flowing back after completion in its Hackberry Draw area in Pecos County and expects to put an additional four to six wells online before December 31, 2017, in both its Hackberry Draw and Monument Draw areas.

“During 2017 we transitioned from our properties in North Dakota and East Texas into ~44,000 net acres across Pecos, Reeves, Ward and Winkler Counties in the Delaware Basin at an average cost of less than $20,000 per net acre,” Floyd Wilson, Halcón’s Chairman, CEO and President commented.  “We are running three rigs and one frac fleet on our Delaware assets today, and we are experiencing great results across the board.  Our focus is on the execution and development of the 1,700+ potential gross drilling locations on our existing footprint while maintaining a strong balance sheet.  There is no need or current intention to add significant acreage to our existing position.  Our current inventory provides us with exceptional long-term growth potential and our pro forma liquidity of more than $750 million as of June 30, 2017 provides us with capital to fund our growth without needing to access debt or equity markets.  We expect to generate pro forma production growth of 2.5x to 3.0x for both the full year and fourth quarter of 2018 vs. the same periods in 2017.  We also expect to become cash flow positive in a couple of years running three or four rigs.  We look forward to drilling good wells and executing on our growth strategy to drive shareholder value going forward.”

Halcón plans to issue formal 2018 guidance as part of its upcoming third quarter earnings release scheduled for November 9, 2017.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Quentin Hicks, Senior Vice President of Finance & Investor Relations, at 832-538-0557 or qhicks@halconresources.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (SEC), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.